FORUM FUNDS
                          MULTICLASS (RULE 18F-3) PLAN


                         April 26, 2001As Amended  , 2001


         This Plan is adopted by Forum Funds (the "Trust") pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "Act") in order to document the separate arrangements and expense allocations of each class of shares of beneficial interest (each a "Class", collectively the "Classes") of each of the series of the Trust identified in Appendix A (the "Fund") and the related exchange privileges.


         SECTION 1.  CLASS DESIGNATIONS


         The types of Classes of the Fund are: "Institutional Shares,""A Shares, ." "B Shares," and "C Shares." Each Class has a different arrangement for shareholder services or distribution or both, as follows:


         (a)      INSTITUTIONAL SHARES.  Are  offered with no  sales  charges or
                  --------------------
distribution expenses but are subject to a shareholder service plan. The investment minimum is $1,000,000.


         (b)      A SHARES.  Are  offered  with a sales  charges and are subject
                    ------
to a distribution plan adopted in accordance with Rule 12b-1 under the Act and a shareholder service plan. The investment minimum is $3,000 (subject to certain reductions for investment through an Individual Retirement Account or a systematic investment plan as described in the applicable prospectus).

         (c)      B SHARES.  Are  offered with no initial  sales charge  and are
                    ------
subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act and a shareholder service plan. The investment minimum is $3,000 (subject to certain reductions for investment through an Individual Retirement Account or a systematic investment plan as described in the applicable prospectus).
Redemptions are subject to a 5.75% deferred sales charge if made within the first year of purchase, declining to 0% if liquidated in excess of 6 years of purchase. B Shares will automatically convert to A Shares 8 years from the end of the calendar month in which the B Shares were issued. For purposes of conversion, the Fund will consider B Shares purchased through the reinvestment of distributions to be held in a separate sub-account. Each time any B Shares in an investor account (other than those in the sub-account) convert, a corresponding pro rata portion of the shares in the sub-account will also convert. The Fund may suspend the conversion feature at any time.

         (d)      C SHARES Are offered  with no  initial  sales charge  and  are
                    ------
subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act and a shareholder service plan. The investment minimum is $3,000 (subject to certain reductions for investment through an Individual Retirement Account or a systematic investment plan as described in the applicable prospectus). Redemptions are subject to a 1.00% deferred sales charge if made within the first year of purchase.


         SECTION 2.  VOTING

         Each Class shall have exclusive voting rights on any matter submitted to a shareholder vote that relates solely to the Class' arrangement for shareholder services or distribution and each Class shall have separate voting rights with respect to any matter submitted to a shareholder vote in which the interests of one Class differ from the interests of another Class.

         SECTION 3.  CLASS EXPENSE ALLOCATIONS

         (a)      DISTRIBUTION EXPENSES.  All expenses  incurred under a Class's
                  ---------------------
distribution plan adopted in accordance with Rule 12b-1 under the Act shall be allocated to that Class.

         (b)      SHAREHOLDER SERVICE EXPENSES.  All expenses  incurred under  a
                  ----------------------------
Class's shareholder service plan shall be allocated to that Class.


         (c)      OTHER CLASS EXPENSES. The   following  expenses,   which   are
                  --------------------
incurred by Classes in different amounts or reflect differences in the amount or kind of services that different Classes receive (collectively with expenses under Sections 3(a) and 3(b), "Class Expenses"), shall be allocated to the Class that incurred the expenses to the extent practicable:


     (i)    Administration and transfer agent fees and expenses;
     (ii)   Litigation, legal and audit fees;
     (iii)  State and foreign securities registration or other filing fees;
     (iv)   Shareholder report expenses; (v) Trustee fees and expenses;
     (vi) Preparation, printing and related fees and expenses for proxy statements and, with respect to current shareholders, prospectuses and statements of additional information;
     (vii)  Expenses incurred in connection with shareholder meetings; and
     (viii) Subject to approval by the Trustees, such other fees and expenses as Forum Administrative Services, LLC ("Forum"), pursuant to Rule 18f-3, deems to be allocable to specified Classes.


         (d)      CLASS EXPENSE ALLOCATIONS. Class  Expenses  are  to  be  borne
                  -------------------------
solely by the Class to which they relate. Item (i) of Section 3(c) in its entirety is incurred by the Fund on a Class by Class basis and, accordingly, is wholly allocated to specific Classes. All fees of a Fund's investment adviser and custodian and all portfolio based fees of the Fund's fund accountant are incurred by the Fund and not the individual Classes of the Fund. All other items in Section 3(c) are allocated to a specific Class to the extent they are attributable to the Classes in different amounts.

         SECTION 4.  OTHER ALLOCATIONS AND WAIVERS/REIMBURSEMENTS


         (a) EXPENSES  APPLICABLE  TO MORE THAN ONE FUND.  Expenses  (other than
             -------------------------------------------
Class Expenses) incurred by the Trust on behalf of the Fund shall be allocated to the Fund and expenses (other than Class Expenses) incurred by the Trust on behalf of more than one Trust series shall be allocated among the Trust series that incurred the expenses based on the net asset values of the series in relation to the net asset value of all series to which the expense relates.

         (b) SETTLED SHARES METHOD Income, realized and unrealized capital gains
             ---------------------
and losses and expenses other than Class Expenses related to the Fund shall be allocated to each Class of the Fund based on the net asset value of the Class (excluding the value of subscriptions receivable) in relation to the net asset value of the Fund.

         (c) WAIVERS AND REIMBURSEMENTS. Nothing in this Plan shall be construed
             --------------------------
as limiting the ability of any person to waive any fee paid by the Fund or Class to that person or to reimburse any or all expenses of the Fund or Class; provided, however, that no waiver or reimbursement shall be made such that the waiver or reimbursement is, in effect, a DE FACTO modification of the fees provided for in the Fund's advisory or custody agreements.


         SECTION 5.  EXCHANGE PRIVILEGES

         Shareholders of a Class may exchange their shares for shares of the same Class of any other Fund listed in Appendix A in accordance with Section 11(a) of the Act, the rules thereunder and the requirements of the applicable prospectuses without charge.

         SECTION 6.  AMENDMENTS AND BOARD REVIEW

         (a) NON-MATERIAL  AMENDMENTS.  Non-material amendments to this Plan may
             ------------------------
be made at any time by the Trustees of the Trust after consultation with the applicable Fund's investment adviser.

         (b) MATERIAL  AMENDMENTS.  Material amendments to this Plan may only be
             --------------------
made by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust as defined by the Act, upon a finding that the amendment is in the best interests of the Classes affected by the amendment and of the Fund and the Trust. Prior to any material amendment to this Plan, the Board of Trustees (the "Board") shall request such information as may be reasonably necessary to evaluate the Plan as proposed to be amended.

         (c) BOARD REVIEW. The Board, including a majority of those Trustees who
             ------------
are not interested persons of the Trust as defined in the Act, shall review periodically (i) this Plan for its continuing appropriateness and (ii) any fee waivers and expense reimbursements to determine that the Funds are in compliance with Section 4(c).

                                                     FORUM FUNDS
                                            MULTICLASS (RULE 18F-3) PLAN
                                                     APPENDIX A:

                                            FUNDS AND EXCHANGE PRIVILEGES
                                                As of April 26, 2001

------------------------------------- --------------------------------------- ----------------------------------------
Class                                                  Fund                           Exchange Privileges(a)
------------------------------------- --------------------------------------- ----------------------------------------
Institutional Shares                  o        Shaker Fund                    o    Institutional Shares of any
                                                                                   Money Fund of the Trust
------------------------------------- --------------------------------------- ----------------------------------------

A Shares                              o        Shaker Fund                    o    Investor Shares of any Money
                                                                                   Fund of the Trust except Daily
                                                                                   Assets Treasury Obligations Fund

------------------------------------- --------------------------------------- ----------------------------------------

B Shares                              o        Shaker Fund                    o    Investor Shares of any Money
                                                                                   Fund of the Trust except Daily
                                                                                   Assets Treasury Obligations Fund

------------------------------------- --------------------------------------- ----------------------------------------

C Shares                              o        Shaker Fund                    o    Investor Shares of any Money
                                                                                   Fund of the Trust except Daily
                                                                                   Assets Treasury Obligations Fund

------------------------------------- --------------------------------------- ----------------------------------------

(a)      Money Funds are: (i) Daily Assets Treasury Obligations Fund, (ii) Daily Assets Government Fund, (iii) Daily Assets
Government Obligations Fund, and (iv) Daily Assets Cash Fund.